             THIS IS AN ELECTRONIC CONFIRMING COPY OF A DOCUMENT
                      FILED ON PAPER ON OCTOBER 28, 1994

                          SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [x]
                              -

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

     [X] Preliminary Proxy Statement
      -

     [_] Definitive Proxy Statement

     [_] Definitive Additional Materials

     [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          Citadel Holding Corporation
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                          Citadel Holding Corporation
               ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      -  6(j)(2).

     [_] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
         11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (4) Proposed maximum aggregate value of transaction:

     [_] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (3) Filing Party:

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

                          CITADEL HOLDING CORPORATION


                                                              November ___, 1994


Dear Stockholder:

        You are cordially invited to attend the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation ("Citadel"), scheduled to be held on December 12, 1994, at the Four Seasons Hotel, 300 S. Doheny Drive, Beverly Hills, California at 10:00 a.m. local time. At the Annual Meeting, you will be asked to elect five directors to the Board of Directors of Citadel (the "Board of Directors") to serve until the 1995 annual meeting of stockholders to act upon the proposal to amend Citadel's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 shares (the "Charter Amendment"), and to transact such other business as may properly come before the Annual Meeting.

        Your Board of Directors has approved the nominees for election and the Charter Amendment as set forth in the accompanying Proxy Statement as being in the best interests of the corporation and recommends that you vote FOR the persons it has nominated for election to the Board of Directors and the Charter Amendment.

        Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                    Sincerely yours,


                                    James J. Cotter
                                    Chairman of the Board

        IMPORTANT: If your Citadel shares are held in the name of a brokerage firm or nominee, only they can execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and direct him or her to execute a proxy on your behalf.


                         PLEASE SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD TODAY.

                          CITADEL HOLDING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 12, 1994

To the Stockholders:

        The 1994 Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Delaware corporation ("Citadel"), will be held at the Four Seasons Hotel, 300 South Doheny Drive, Beverly Hills, California on December 12, 1994, at 10:00 a.m. local time, subject to adjournment or postponement by the Board of Directors, for the following purposes:

        1. To elect five persons to the Board of Directors to serve until the 1995 annual meeting of stockholders and until their successors are duly elected and qualified;

        2. To act upon the proposal to amend Citadel's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares (the "Charter Amendment"); and

        3. To transact such other business as may properly come before the Annual Meeting or any or all adjournments or postponements thereof.

        Only holders of record of the common stock, par value $.01 per share, of Citadel on November 4, 1994 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

        Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting.

                              By order of the Board of Directors,


                              S. CRAIG TOMPKINS
                              Corporate Secretary


Glendale, California
November __, 1994

                            YOUR VOTE IS IMPORTANT.

 TO VOTE YOUR SHARES, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT
                   PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                             ______________, 1994

                              GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Delaware corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 1994 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the nominees for director as identified on such card and for the Charter Amendment. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgments with respect to any other matters that may properly come before the Annual Meeting.

        Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

        The mailing address of the principal executive offices of Citadel is P.O. Box 1631,Glendale, California 91209-1631, and its telephone number is (818) 551-7450. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is November 11, 1994.

        Citadel is a registered Savings and Loan Holding Company. Solicitation of Proxies may, under certain circumstances, be subject to compliance with the change of control laws and regulations promulgated by the Office of Thrift Supervision.

RECORD DATE AND VOTING

        Only stockholders of record on November 4, 1994 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 6,669,924 shares of the Citadel common stock, par value $.01 per share ("Citadel Common Stock"). Each share of Citadel Voting Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

        Directors will be elected by a plurality of the votes of the shares of Citadel Voting Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a director has been elected. The American Stock Exchange rules do not require member brokers to receive specific instructions from the beneficial owners of shares in order to vote on the election of directors or the Charter Amendment so long as the proxy materials were distributed to the beneficial owners in accordance with the rules.

RESTRUCTURING AND RECAPITALIZATION TRANSACTION

        On August 4, 1994, Citadel completed a restructuring and recapitalization transaction (the "Restructuring and Recapitalization Transaction"), as a result of which its interest in Fidelity Federal Bank, FSB ("Fidelity") was reduced from 100% to approximately 16.2% and Fidelity was recapitalized with approximately $109 million in new capital. Incident to the Restructuring and Recapitalization Transaction, Citadel's board of directors was reduced from eight to five directors, with Messrs. Richard M. Greenwood, Donald
R. Boulanger, Mel Goldsmith and Zelbie Trogden resigning. Mr. Wesson, the new President and Chief Executive Officer of Citadel, was elected to the Board to fill one vacancy, and Mr. S. Craig Tompkins was elected Vice Chairman. Messrs. Greenwood and Goldsmith continue as directors of Fidelity.

        Also incident to the Restructuring and Recapitalization Transaction, all officers of Citadel other than Ms. Heidi Wulfe (Senior Vice President, Controller and Chief Accounting Officer) resigned and were replaced by Mr. Wesson. Ms. Wulfe continued as an officer of Citadel only through the completion of the Company's report on form 10Q for the quarter ended June 30, 1994 (the "June 10Q"), and upon the filing of the June 10Q, Ms. Wulfe resigned to continue her position as the Senior Vice President, Controller and Chief Accounting Officer of Fidelity. To the extent that contracts existed between these individuals and Citadel, such contracts were terminated as of the effectiveness of the Restructuring and Recapitalization Transaction, and Citadel has no further obligations thereunder.

        Since all of the Company's health, medical, bonus and retirement plans were maintained by Fidelity and not by Citadel, the obligations of Citadel under such plans also terminated effective as of the effectiveness of the Restructuring and Recapitalization Transaction. Accordingly, as of the date of this Proxy Statement, Citadel has no health, medical, bonus or retirement plans. (It is anticipated, however, that Citadel will provide health and medical insurance benefits to its employees, and that it will reimburse employees for the cost of their COBRA premiums pending determination of the manner in which to structure such an insurance program for Citadel.)

        While this Proxy Statement includes information pertaining to the compensation of executive officers and directors for the year ended December 31, 1993 as required by federal proxy disclosure regulations, this material is of limited materiality, since the executive and board structure of Citadel and the compensation paid to executive officers and directors has been significantly reduced since the Restructuring and Recapitalization Transaction. By way of example, Directors currently receive an annual retainer of $10,000 with no extra compensation for attendance at monthly board meetings. Prior to the Restructuring and Recapitalization Transaction, directors were paid a base retainer of $23,000 plus $1,000 for attendance at board meetings.

        Directors will receive a fee of $1,000 for attendance at special board meetings, $850 for attendance at committee meetings, and $350 for telephonic meetings. The compensation payable to the Chairman of the Board has been reduced from $100,000 to $45,000. Another director will serve as the Secretary/Treasurer and Principal Accounting Officer of the Company, for which he will be paid an annual fee of $25,000.

        The Restructuring and Recapitalization Transaction is described in detail in the June 10Q and a report on Form 8K filed October 21, 1994 (the "October 8K"), copies of which accompany these materials. Reference is made to the June 10Q and the October 8K for a more detailed description of the Restructuring and Recapitalization Transaction and all descriptions of the Restructuring and Recapitalization Transaction are qualified by reference to such more detailed information.

SOLICITATION

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by Citadel. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Citadel Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith. In addition, the Company has retained D. F. King & Co., Inc. ("D. F. King") to assist in the solicitation of proxies. D. F. King may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Citadel Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay D. F. King a fee estimated not to exceed $3,000, plus reimbursement for reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders of Citadel will be asked to vote on the election of five directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel. To fill these five board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 1995 annual meeting of stockholders and until their successors have been duly elected and qualified.

        Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Cotter, Wesson, Geiger, Tompkins and Villasenor. For a description of each nominee's principal occupation and business experience during the last 5 years and present directorships, please see "Management-Directors," below.

                                                                    FIRST BECAME
NAME                                CURRENT OCCUPATION                DIRECTOR
- ----                                ------------------              ------------
James J. Cotter              Chairman of the Board of Citadel,          1986
                             Chairman of the Board of Craig
                             Corporation, and Chairman of the
                             Board of Reading Company.

Steve Wesson                 President and Chief Executive              1994
                             Officer of Citadel

S. Craig Tompkins            Secretary/Treasurer and Principal          1993
                             Accounting Officer of Citadel, Vice
                             Chairman of the Board of Citadel,
                             President and Director of Craig
                             Corporation, President and Director
                             of Reading Company, and Director of
                             G&L Realty Corp.

Peter W. Geiger              Financial and marketing consultant,        1990
                             and retired Vice President and
                             Senior Account Officer of Bank of
                             America

Alfred Villasenor, Jr.       President of Unisure Insurance             1987
                             Services, Inc., and Director of
                             Gateway Investment, Inc., a wholly
                             owned subsidiary of Fidelity.

        Citadel has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.

              AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK

        The Board of Directors has approved, and recommends that Citadel's stockholder adopt, the proposal to amend Citadel's Certificate of Incorporation (the "Certificate") to authorize an additional 10,000,000 shares of Common Stock. The Certificate currently authorizes 10,000,000 shares of Common Stock, of which 6,669,924 were outstanding on the date hereof.

        It is currently impracticable to describe the type of transaction in which the additional shares are to be issued. Citadel has yet to determine the type of issuance it will utilize. The purpose of the proposal for authorization of the additional shares is to ensure Citadel will have flexibility in acquiring working capital in the future. At present market price, it is unlikely that more than $_______________ could be raised from the sale of such authorized but unissued shares.

        No further action by Citadel's stockholders is required for issuance of the additional shares of Common Stock except to the extent required by the rules of the American Stock Exchange.

                       DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

        The following table sets forth certain information, except where otherwise indicated, as of October __, 1994 with respect to the directors of Citadel. All Citadel directors serve approximately one-year terms and are elected at each annual stockholders' meeting.

NAME OF DIRECTOR             AGE   POSITION HELD WITH CITADEL
- ----------------             ---
James J. Cotter              55  Director, Chairman of the Board

Steve Wesson                 36  Director, President and
                                 Chief Executive Officer,

Peter W. Geiger              66  Director

S. Craig Tompkins            43  Director, Vice Chairman, Secretary/Treasurer
                                 and Principal Accounting Officer

Alfred Villasenor, Jr.       63  Director

        Set forth below is certain information concerning the principal occupation and business experience of each of the individuals named above during the past five years.

        Mr. Cotter was first elected to the Board in 1986, and resigned in 1988. He was re-elected to the Board in June 1991, named Acting Chairman of the Board of Directors of Citadel and Fidelity in October 1991, and named Chairman of the Board of Citadel on June 5, 1992. Mr. Cotter has been Chairman of the Board of Craig Corporation ("Craig") (retail grocery and real estate management) since 1988 and a director of that company since 1985. He is also the Executive Vice President and a director of The Decurion Corporation (motion picture exhibition). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter has been the Chief Executive Officer and a director of Townhouse Cinemas Corporation since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a limited partner in Hecco Ventures I, a California Limited Partnership and a general partner in Hecco Ventures II, a California General Partnership (Hecco I and Hecco II are involved in investment activities), and has been a director of Stater Bros., Inc. (retail grocery) since 1987. Mr. Cotter has served as a director of Reading Company (entertainment and real estate) since 1990 and as the Chairman of the Board of that company since 1991. Craig owns approximately 47% of Reading Company and 50% of Stater Bros., Inc. See "Principal Holders of Citadel Common Stock". Mr. Cotter is also the owner and until October 1992 was the President and a director of Cecelia Packing (citrus grower and packer).

        Mr. Wesson was appointed as President and Chief Executive Officer of the Company on August 5, 1994. Mr. Wesson was initially retained to develop a plan for the disposition by Fidelity and the retention by Citadel of the approximately $500 million in gross book value of the assets ultimately sold to third parties in the Restructuring and Recapitalization Transaction. From 1989 until he joined the Company in 1993, Mr. Wesson served as CEO of Burton Property Trust Inc., the U.S. real estate subsidiary of The Burton Group PLC. In this position he was responsible for the restructuring and eventual disposal of the company's assets in the U.S. Mr. Wesson succeeds Richard M. Greenwood, who resigned from his positions with Citadel and continues as the President and Chief Executive Officer of Fidelity.

        Mr. Geiger is presently a financial and marketing consultant. He retired as Vice President and Senior Account Officer of Bank of America where he served from 1959 to 1990. His responsibilities at Bank of America included the development, structuring, analysis and negotiation of large corporate financings for major media and entertainment companies.

        Mr. Tompkins was a partner of Gibson Dunn &Crutcher until March 1993 when he resigned to become President of each of Craig and Reading Company. Mr. Tompkins has served as a Director of each of Craig and Reading Company since February 1993. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp. in December of 1993, and as Vice Chairman of the Board of Citadel in July of 1994. See "Related Party Transactions -- Attorneys' Fees.

        Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation specializing in life, business life and group health insurance for over 30 years. Mr. Villasenor served on the Board of Directors of ELAR, a reinsurance company from 1990 to 1991. Mr. Villasenor has served as a director of Gateway Investments, Inc., since June 22, 1993.

TRANSACTIONS WITH STOCKHOLDERS

        On October 21, 1994, Citadel, after approval by its Board of Directors, issued 74,300 shares of its Common Stock, $.01 par value per share, to Craig at a purchase price per share equal to the lesser of the following:

             (a) The average of the closing prices per share of Common Stock on the American Stock Exchange (the "AMEX") for each of the three days in the period October 17-19, 1994 as quoted in The Wall Street Journal; or

             (b) The average of the closing prices per share of Common Stock on the AMEX for each of the five days in the period October 24-28, 1994, as quoted in The Wall Street Journal.

        The transaction increased Craig's equity stake in Citadel to just above 10%. Because Citadel has remained a registered thrift holding company following the restructuring and recapitalization of Fidelity Federal, acquisition of more than 10% of Citadel's equity can require the approval of the Office of Thrift Supervision ("OTS"). Craig advised Citadel that it previously received such OTS approval, and that such approval would expire on October 23, 1994 unless Craig's equity interest increased above 10% prior to its expiration. This transaction preserves Craig as a potential source of future equity financing without new OTS approval. S. Craig Tompkins is the President and a director of Craig and James
J. Cotter is the Chairman of the Board and a principal stockholder of Craig.

COMMITTEES OF THE BOARD OF DIRECTORS

        Citadel has historically maintained standing Audit, Executive, Nominating and Compensation and Stock Option Committees. Following the Restructuring and Recapitalization Transaction, the Board of Directors determined to reduce its standing committees to an Executive Committee (comprised of Messrs. Cotter (Chairman), Wesson and Tompkins), Audit Committee (comprised of Messrs. Geiger (Chairman) and Villasenor), and a Conflicts Committee (comprised of Messrs. Villasenor (Chairman) and Geiger). The Conflicts Committee will consider and make recommendations with respect to all matters as to which one or more other directors may have conflicts of interest.

        The Audit Committee held eight (8) meetings during 1993. The Audit Committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of Citadel, Fidelity and their subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the Company's independent accountants; monitors and reviews the quality and activities of the Company's internal audit function and those of its independent accountants; and, monitors the adequacy of the Company's operating and internal controls as reported by management, the independent accountants and internal auditors.

        The Executive Committee held three (3) meetings during 1993, Subject to the authority conferred on Citadel's other committees, the Executive Committee is empowered to exercise all authority in lieu of the Board that may be exercised by a committee of the Board pursuant to Delaware law.

        The Nominating Committee held one (1) meeting during 1993.

        The Compensation and Stock Option Committee held six (6) meetings during 1993.

MEETINGS OF THE BOARD OF DIRECTORS

        During 1993, there were thirteen (13) meetings of the Board of Directors of Citadel. All directors attended at least 75% of the meetings of the Board of Directors, and all members of the committees of the Board attended at least 75% of the meetings of those committees, in each case, after the election of such individual to the Board or to such Committee.

EXECUTIVE OFFICERS

        The officers of Citadel currently include Steve Wesson and S. Craig Tompkins. Following the Restructuring and Recapitalization Transaction, all executive officers of Citadel except Ms. Wulfe, resigned. Those officers who were identified as executive officers of Citadel due to their status as executive officers of Fidelity either continued with Fidelity or resigned following the effectiveness of the Restructuring and Recapitalization Transaction. Ms. Wulfe continued to serve as a Senior Vice President and as the Controller and Chief Accounting Officer of Citadel, until her resignation from those positions following the filing of the June 10Q on or about August 22, 1994. Ms. Wulfe, a certified public accountant, joined Fidelity and Citadel in 1989 as Vice President and Controller. In 1991 she was named Senior Vice President of Fidelity and Citadel. From 1987 to 1989, she was Vice-President and Controller at Antelope Valley Saving and Loan Association. From 1977 to 1987, she was employed as an Audit Manager by Grant Thornton, Accountants and Management Consultants.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the shares of Citadel Common Stock owned as of November ____, 1994 by all directors and officer as a group and by each director. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power.

   NAME OF BENEFICIAL
        OWNER                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)           PERCENT OF CLASS
   ------------------           ---------------------------------------------           ----------------
James J. Cotter (2)                                 667,012                                     10%

Steve Wesson                                          (3)                                        *

Peter W. Geiger                                       ---                                       ---

Alfred Villasenor, Jr.                                900                                        *

S. Craig Tompkins                                     ---                                       ---

All directors and
executive officers as a                             667,012                                     10%
Group (5 persons)

(1) All shares subject to stock options granted by the Company (25,550 shares) are deemed to be outstanding for the purpose of determining the percentage of each class held by such person.

(2) Mr. Cotter is the Chairman and a principal stockholder of Craig Corporation, which holds 667,012 shares of Citadel Common Stock. Mr. Cotter disclaims beneficial ownership of these shares.

(3) It is contemplated that Mr. Wesson will be granted stock options as a part of his compensation arrangement with the Company. Although no final determination has been made, it is estimated that options to purchase approximately 35,000 shares will be granted. It is further anticipated that such options will have an exercise price equal to the market price at the time of grant, will have a 10 year term and will vest over a period of two years.

* Represents less than one percent of the outstanding shares of Citadel Common Stock.

                             EXECUTIVE COMPENSATION

        Citadel incorporates by referenced the information set forth in Amendment No. 1 to its Form 10K filed on or about March 30, 1994, a copy of which is attached as Annex A to this Proxy Statement.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Administration, Philosophy

        The compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of two non-employee directors. The CEO serves as an advisor to the Committee. Following review and approval by the Compensation Committee, all issues pertaining to employment-related contracts are submitted to the full Board of Directors for approval.

        It is the philosophy of the Committee and the Company to provide Citadel executives with total compensation (cash and non-cash) opportunities competitive with the market to attract and retain the caliber of executive talent capable of creating and leading a successful financial services company. The market used to establish competitive averages is comprised of financial services institutions, including commercial banks, savings banks and mortgage banks as applicable to specific functional areas.

        It is also the philosophy of the Committee and the Company to limit fixed compensation costs (e.g., base salaries) to competitive averages and leverage, in the form of incentives, "above average" costs specifically to Company and/or individual performance. Competitive data is obtained through published survey data and custom surveys conducted by the Company or a third party. Information regarding this market includes the OTS Peer Group as defined in the Performance Graph provided below.

        Executive compensation plans currently in use include base salary, annual incentive, limited use of stock options, and certain executive benefits and perquisites. Other executive compensation programs used in the past and now discontinued include a Supplemental Executive Retirement Plan ("SERP") and Split Dollar Life Insurance. Of the named executive officers, only Mr. Evans participates in the SERP, which was suspended as of February 28, 1994.

     Due to the financial position of the Company in late 1993, only limited bonuses and pay raises were awarded.

1993 Performance

        In 1993, an analysis of the competitive market and [Company performance] was conducted. This analysis showed base salaries of executive officers to be competitive with market averages. The average relationship of officer base salaries to salary range midpoints (i.e., market) was 102% of midpoint as of December 31, 1993.

        At the beginning of the year, the Committee reviewed proposals from its advisors (the CEO and SVP, Human Resources) for a 1993 Management Incentive Plan. The proposed plan linked an annual incentive with a long-term incentive component. After much discussion, the Committee was unable to agree on the appropriate measures and performance levels and the proposed Plan was not approved.

        The Committee did, however, recommend for Board approval discretionary bonuses to certain executives in recognition of outstanding individual performance during 1993. Of the four named executive officers, Mr. Shih received a bonus of $25,000 for exceptional performance in fulfilling his duties as Treasurer and Acting Chief Financial Officer.

CEO Pay

The salary and other compensation paid to Mr. Greenwood in 1993 was provided for in the employment contract the Company and Mr. Greenwood entered into upon the commencement of Mr. Greenwood's employment in June 1992. The contract was the result of arms-length negotiations. Pursuant to the agreement, Mr. Greenwood received i) a salary increase of 5.5%, resulting in his 1993 annual salary of $385,000; ii) a $50,000 bonus upon completion of one year's service; and iii) a stock option grant of 20,000 shares at a grant price equal to 100% of fair market value.

Committee Members:

        James J. Cotter     Ralph B. Perry, III

        Mel Goldsmith       Alfred Villasenor, Jr.

        The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

        The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Exchange Act , except to the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

        The graph below comprises cumulative total return of Citadel, The S & P Index and the Adjusted OTS Peer Group A (Bay View Capital, Coast Savings, Downey Savings, First Federal Financial, San Francisco Federal Corporation and Union Federal Financial Corporation). Peer group returns have been weighted by market capitalization of the individual peers.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG CITADEL, S&P 500 INDEX AND ADJUSTED OTS PEER GROUP A*

                        PERFORMANCE GRAPH APPEARS HERE

                             CITADEL
Measurement Period           HOLDING           S&P          ADJUSTED OTS
(Fiscal Year Covered)        CORPORATION       500 INDEX    PEER GROUP A
- ---------------------        ---------------   ---------    ------------
Measurement Pt-12/31/1988    $100              $100         $100
FYE 12/31/1989               $127              $127         $125
FYE 12/31/1990               $ 58              $119         $ 73
FYE 12/31/1991               $ 54              $150         $107
FYE 12/31/1992               $ 58              $157         $121
FYE 12/31/1993               $ 34              $168         $145

* Assumes $100 invested on December 31, 1988 in Citadel stock, S&P 500 Index and the Adjusted OTS Peer Group A.


COMPENSATION OF DIRECTORS

        Following the Restructuring and Recapitalization Transaction, Citadel has adopted a revised board fee schedule to provide as follows: Non-employee Directors will be paid an annual retainer of $10,000. Directors receive no additional compensation for serving as committee chairmen. Directors will receive no extra compensation for attending regularly scheduled monthly meetings, but will receive $1,000 for attendance at any special board meetings and $850 for attendance at any committee meetings. Directors will receive $350 for participation in any telephonic Board or committee meetings. Prior to the Restructuring and Recapitalization Transaction, Citadel and Fidelity provided fees to non-employee directors in the amount of a $23,000 annual retainer plus $1,000 for each board meeting and $850 for each committee meeting attended in person (or $300 in the case of telephonic meetings). In addition, Mr. Villasenor was paid $750 quarterly for his attendance at the Fidelity CRA Committee meetings. Committee chairmen who were not Company employees received an additional $2,500 per year. The Chairman of the Board was paid, in lieu of any other retainer and attendance fees, an annual retainer of $100,000. On a going forward basis, this retainer has been reduced to $45,000 and continues to be in lieu of any other retainers or attendance fees. The Secretary/Treasurer and Principal Accounting Officer will be paid an annual retainer of $25,000 in addition to his retainer as a director and meeting fees.

CONSULTING AGREEMENT WITH MR. BRALY

        On August 3, 1992, the Board of Directors caused the Company to engage Mr. Braly as a consultant to study asset valuations and the possibilities of disposing of problem assets. Mr. Braly and the Company have entered into a consulting agreement pursuant to which the Company has compensated Mr. Braly at the rate of $4,000 per week. The agreement expired on March 31, 1993. The Company paid Mr. Braly $97,000 for services rendered in 1992. On April 28, 1993, Mr. Braly was elected Executive Vice President of Citadel.

                        HOLDERS OF CITADEL VOTING STOCK

        The following table sets forth, as of November 1994, (i) the name of each person known to Citadel to be the beneficial owner of more than 5% of the outstanding Citadel Voting Stock, (ii) the total number of shares of Citadel Voting Stock beneficially owned by each person, and (iii) the percentage of all Citadel Voting Stock outstanding held by each such person.

                                                                                         AMOUNT AND
                                                                                         NATURE OF
                                                                                         BENEFICIAL            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                     OWNERSHIP (1)          CLASS (2)
- ----------------------------------------                                                 -------------         ----------
Craig Corporation (3)                                                                    667,012               10%
     116 North Robertson Boulevard
     Los Angeles, California 90048
Dillon Investors, L.P., Roderick H. Dillon, Jr., Roderick H. Dillon, Jr. - IRA,          647,000               9.7%
Roderick H. Dillon, Jr. Foundation (4)
     21 East State Street, Suite 1410
     Columbus, Ohio  43215

(1) Except as otherwise indicated, the persons listed as beneficial owners of the shares have the sole voting and investment power with respect to such shares.

(2) All shares subject to options granted by the Company (25,500 shares) are deemed to be outstanding for the purpose of computing the percent of outstanding Citadel Common Stock.

(3) Mr. Cotter is the Chairman of the Board and a principal stockholder of Craig, but disclaims any beneficial ownership of the Citadel Voting Stock held by Craig. S. Craig Tompkins is the President and a director of Craig.

(4) Based on Amendment No. 2 to Schedule 13D dated October 17, 1994.

         THE COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche have been the independent certified public accountants for Fidelity since 1976 and for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for the Company for 1993. Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.


                            STOCKHOLDERS' PROPOSALS

        Any stockholder of Citadel wishing to submit a proposal for inclusion in the proxy statement relating to the Company's 1995 annual meeting of stockholders must deliver such proposal to the Company at its principal office on or before not less than 120 days in advance of the date of this Proxy. The Board of Directors will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposal will be included in its 1995 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1994 annual meeting of stockholders, who has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER MATTERS

        At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.


                          FILING OF ANNUAL STATEMENTS

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, officer and directors of the Company and persons who beneficially own more than 10% of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission and the American Stock Exchange and furnish to the Company reports of ownership and changes in ownership of all classes of the Bank's equity securities.

        Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 1993, and/or written representations from such reporting persons, the Company believes that all reports required to be filed by such reporting persons during or with respect to the year ended December 31, 1993 were timely filed.

                           ANNUAL REPORT ON FORM 10-K

        THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER SOLICITED HEREBY (WITHOUT CHARGE) A COPY OF ITS 1993 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON THE WRITTEN REQUEST OF ANY SUCH STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO: CORPORATE SECRETARY, CITADEL HOLDING CORPORATION, P.O. BOX 1631, GLENDALE, CALIFORNIA 91209-1631.

                         By order of the Board of Directors,


                         S. Craig Tompkins
                         Corporate Secretary

Glendale, California
October ---,1994

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

        If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

        If you have any questions, or have any difficulty voting your shares, please contact D. F. King & Co., Inc. by calling 1-800-669-5550.

                                                                         ANNEX A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 FORM 10-K/A

                               (AMENDMENT NO. 1)
(Mark One)
  [X]            ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)

             OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the fiscal year ended December 31, 1993

                                       OR

  [_]       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

            For the transition period from  _________to __________

                         COMMISSION FILE NUMBER 1-8625

                            -----------------------

                          CITADEL HOLDING CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               95-3885184
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     INCORPORATION OR ORGANIZATION)

       600 NORTH BRAND BOULEVARD                          91203
          GLENDALE, CALIFORNIA                         (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (818) 956-7100

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


                                                 NAME OF EACH EXCHANGE
          TITLE OF EACH CLASS                     ON WHICH REGISTERED
             ------------                          ---------------
 COMMON STOCK, $.01 PAR VALUE PER SHARE         AMERICAN STOCK EXCHANGE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      NONE

  Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No .

  Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

  The aggregate market value of the voting stock held by nonaffiliates of the Registrant, as of March 15, 1994 was $20,034,000.

  The number of shares of common stock, par value $.01 per share, of Registrant outstanding as of March 15, 1994 was 6,595,624 shares.



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          CITADEL HOLDING CORPORATION

                          ANNUAL REPORT ON FORM 10-K/A

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                    PART III

                                                                               PAGE
                                                                               ----
Item 10.   Directors and Executive  Officers of the Registrant...............   II-2
Item 11.   Executive Compensation............................................   II-5
Item 12.   Security Ownership of Certain Beneficial Owners and Management....   II-9
Item 13.   Certain Relationships and Related Transactions....................  II-11

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

DIRECTORS

  The following table sets forth certain information, except where otherwise indicated, as of December 31, 1993 with respect to the directors of Citadel and Fidelity. All Citadel directors serve approximately one-year terms and are elected at each annual stockholders' meeting. Fidelity continues to have a classified board, approximately one-third of the members of which are elected each year to serve three-year terms.

                               TERM AS
                               FIDELITY  FIRST
                               DIRECTOR  BECAME    POSITION HELD WITH
NAME OF DIRECTOR          AGE  EXPIRES   DIRECTOR  CITADEL AND FIDELITY
- ----------------          ---  --------  --------  --------------------

James J. Cotter.........  56     1995      1986    Director and Chairman of
                                                   Citadel
Richard M. Greenwood....  46     1995      1992    Director, President and Chief
                                                   Executive Officer of Citadel
                                                   and Fidelity, Chairman of
                                                   Fidelity
Donald R. Boulanger.....  49     1996      1991    Director of Citadel and
                                                   Fidelity
Peter W. Geiger.........  67     1994      1990    Director of Citadel and
                                                   Fidelity
Mel Goldsmith...........  66     1994      1992    Director of Citadel and
                                                   Fidelity
Ralph B. Perry III......  58     1995      1985    Director of Fidelity only
S. Craig Tompkins.......  43     N/A       1993    Director of Citadel only
Zelbie Trogden..........  57     1996      1993    Director of Citadel and
                                                   Fidelity
Alfred Villasenor, Jr. .  64     1994      1987    Director of Citadel and
                                                   Fidelity

  Set forth below is certain information concerning the principal occupation and business experience of each of the individuals named during the past five years.

  Mr. Cotter was re-elected to the Board of Directors of Citadel and Fidelity in June 1991, named Acting Chairman in October 1991 of Citadel and Fidelity, and named Chairman of the Board of Citadel on June 5, 1992. Mr. Cotter resigned from the Board of Fidelity in December 1993. Mr. Cotter also serves as Chairman of the Board of Doran Street Real Estate Corporation ("Doran"), a real estate subsidiary of Citadel. Mr. Cotter previously served as a director of Citadel from February 1986 to May 1988. He has been Chairman of the Board of Craig Corporation ("Craig") (retail grocery and real estate management business) since 1988 and a director since 1985. He is also Executive Vice President and a director of The Decurion Corporation (motion picture exhibition). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter has been the Chief Executive Officer and a director of Townhouse Cinemas Corporation since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a limited partner in Hecco Ventures I, a California Limited Partnership and a general partner in Hecco Ventures II, a California General Partnership (Hecco I and Hecco II are involved in investment activities), and has been a director of Stater Bros., Inc. (retail grocery) since 1987. Mr. Cotter is also a director of the Reading Company ("Reading") (the assets of which consist principally of cash equivalents and real estate) and has served as the Chairman of the Board of that company since 1991. Craig is a 47% owner of Reading and a 50 % owner of Stater Bros., Inc. Mr. Cotter is the proprietor of Cecilia Packing Corporation (citrus fruit and packing operation). See "Principal Holders of Citadel Common Stock."

  Mr. Greenwood joined the Company in June 1992 as President and Chief Executive Officer of both Citadel and Fidelity and Chairman of the Board of Fidelity. Mr. Greenwood is also a director of Doran. Prior to joining the Company, he served as Chief Financial Officer of CalFed, Inc. and California Federal Bank from 1990 to 1992. From 1988 to 1990, Mr. Greenwood was Chief Financial Officer and Treasurer of Valley National Corporation and Valley National Bank located in Phoenix, Arizona. Mr. Greenwood served from 1978 to 1988 in various positions at Citicorp/Citibank, including Vice President, Division Treasurer (Europe, Middle East and Africa) and Senior Vice President of Citicorp Homeowners' (a mortgage bank).

  Mr. Boulanger has been President and a director of National Deposit Life Insurance Company since 1989. National Deposit Life Insurance Company is a major provider of corporate retirement plans. From 1983 to 1989,

Mr. Boulanger was Senior Vice President at Kaufman and Broad Corp. (now Broad, Inc.) where he was responsible for a large life insurance holding company's investments.

  Mr. Geiger is presently a financial and marketing consultant. He retired as Vice President and Senior Account Officer of Bank of America where he served from 1959 to 1990. His responsibilities at Bank of America included the development, structuring, analysis and negotiation of large corporate financings for major media and entertainment companies.

  Mr. Goldsmith has been a private real estate investor and a consultant to The Decurion Corporation since 1984, advising company management concerning real estate transactions, employee compensation and general operations.

  Mr. Perry has been a partner of the law firm of Graven Perry Block Brody & Qualls, a professional corporation, located in Los Angeles, California, since 1968. Graven Perry Block Brody & Qualls performs legal services for the Company from time to time. See "Related Party Transactions-- Attorneys' Fees." Mr. Perry was a director of Craig from 1985 to 1993 and a director of Reading since 1988.

  Mr. Tompkins is the President of each of Craig and Reading. Mr. Tompkins also serves on the Board of Directors of Craig, Reading, Doran and G & L Realty, Inc. (a real estate company with operations in Southern California). Prior to joining Craig Corporation and the Reading Company in March 1993, Mr. Tompkins was a partner specializing in corporate and real estate law at the law firm of Gibson, Dunn & Crutcher from January 1984 through February 1993. Mr. Tompkins holds a bachelor's degree (magna cum laude) from Claremont McKenna College and a J.D. (magna cum laude) from Harvard Law School.

  Mr. Trogden was Senior Vice President of Bank of America in charge of providing credit and banking services to the entertainment and media industries until his retirement in June 1993. Prior to joining Bank of America, Mr. Trogden was employed in various positions with Security Pacific National Bank from 1960 until the 1992 merger of Security Pacific and Bank of America.

  Mr. Villasenor has been President and the owner of Unisure Insurance Services, Incorporated, a corporation specializing in life, business life and group health insurance for over 30 years. Mr. Villasenor served on the Board of Directors of ELAR, a reinsurance company from 1990 to 1991.

EXECUTIVE OFFICERS

  Set forth below are the executive officers of the Company (other than Mr. Greenwood--see "Directors" above), together with the positions currently held by those persons.

                                      POSITION WITH FIDELITY         POSITION WITH CITADEL
NAME                            AGE       OR SUBSIDIARY                  OR SUBSIDIARY
- ----                            ---   ----------------------         ---------------------
Walter H. Morris, Jr. (1)        42   Executive Vice                           --
                                      President and Chief
                                      Lending Officer
James E. Stutz                   50   Executive Vice                           --
                                      President, Retail
                                      Banking
Kirk S. Sellman (1)              44   Executive Vice                           --
                                      President, Retail
                                      Banking
Steve Wesson                     36   Executive Vice                           --
                                      President, Real
                                      Estate Asset
                                      Management
Frederick N. Bailard (1)         46   Senior Vice                              --
                                      President, Real
                                      Estate Asset
                                      Management
James F. Barnett III             30   Senior Vice                              --
                                      President, Credit
                                      Administration
Robert P. Condon                 52   President and Chief            President and Chief Executive
                                      Executive Officer of           Officer of Gateway Investment
                                      Citadel Service                Services, Inc.
                                      Corporation
Diana E. Cookmeyer               45   Senior Vice President                    --
                                      and Chief
                                      Administration Officer


                                                               POSITION WITH
                                           POSITION WITH        CITADEL OR
      NAME                      AGE   FIDELITY OR SUBSIDIARY    SUBSIDIARY
      ----                      ---   ----------------------   -------------
Godfrey B. Evans                 40   Senior Vice              Senior Vice
                                      President, General       President,
                                      Counsel and Secretary    General Counsel
                                                               and Secretary

Andre S. W. Shih                 42   Senior Vice              Senior Vice
                                      President, Treasurer     President,
                                      and Acting Chief         Treasurer and
                                      Financial Officer        Acting Chief
                                                               Financial Officer

Heidi Wulfe                      39   Senior Vice              Senior Vice
                                      President, Controller    President,
                                      and Chief Accounting     Controller and
                                      Officer                  Chief Accounting
                                                               Officer

- -----------------

(1) Mr. Morris resigned March 18, 1994. Mr. Sellman resigned January 3, 1994. Mr. Bailard resigned February 2, 1994.

  Mr. Morris joined Fidelity in June 1992 as Executive Vice President and Chief Lending Officer. Prior to joining Fidelity, Mr. Morris was President and Chief Executive Officer of First Interstate Mortgage Company, a wholly-owned mortgage banking subsidiary of First Interstate Bank of California from 1989 to 1992. In 1988, Mr. Morris served as a Vice President of First Interstate Bank, Ltd. and an executive officer of First Interstate Capital Markets Limited from 1986 to 1987.

  Mr. Stutz joined Fidelity in January 1994 as Executive Vice President, Retail Banking. Prior to joining Fidelity, Mr. Stutz served since 1985 as Executive Vice President and Chief Operating Officer, Consumer Banking of HomeFed Bank, where he was responsible for creating and overseeing the retail and consumer banking operations of a 215 branch network. Mr. Stutz was also Chairman, President and Chief Executive Officer of Columbus Savings, a wholly-owned subsidiary of HomeFed Corporation, where he was responsible for the consolidation of several savings institutions and the subsequent merger of the company into HomeFed Bank. Mr. Stutz served from 1971 until 1994 in various positions at HomeFed Bank.

  Mr. Sellman joined Fidelity in January 1991 as Executive Vice President, Retail Banking. Prior to joining Fidelity, Mr. Sellman was Senior Vice President, Retail Banking, for Gibraltar Savings and Loan Association ("Gibraltar") from 1980 to 1990. He also was Senior Vice President, Retail Banking for Gibraltar Savings Bank, FSB (a Gibraltar affiliated company in Seattle, Washington), from 1987 to 1990.

  Mr. Wesson joined Fidelity as Executive Vice President, Real Estate Asset Management in January 1994. Mr. Wesson became President and Chief Executive Officer of Doran in late 1993 and has been actively involved in the strategic direction of the business since that time. Prior to this appointment, Mr. Wesson was Chief Executive Officer of Burton Property Trust, the U.S. real estate subsidiary of a major U.K. corporation, the Burton Group PLC. In this position he was responsible for the workout of the company's portfolio of real estate assets and eventual closure of the business.

  Mr. Bailard served as Senior Vice President, General Counsel and Corporate Secretary for Citadel from August 1992 through August 1993 when Mr. Bailard became Senior Vice President in charge of Real Estate Asset Management for Fidelity. From 1990 to 1992, Mr. Bailard served as Executive Vice President and General Counsel of Valley Federal Savings and Loan Association, where he served as Senior Vice President and General Counsel from 1989 to 1990. From 1980 to 1988, Mr. Bailard was employed as chief legal officer by Ducommun Incorporated, a Los Angeles-based diversified industrial company.

  Mr. Barnett joined Fidelity in January 1992 as Senior Vice President and Internal Asset Review Manager. In February 1993, Mr. Barnett was appointed Senior Vice President, Credit Administration. Prior to joining Fidelity, Mr. Barnett was a Federal Thrift Regulator for the Office of Thrift Supervision between 1987 and 1991. He was responsible for the examination, supervision and problem resolution of multi-billion dollar thrift institutions in the West Region.

  Mr. Condon joined Gateway Investment Services, Inc. ("Gateway"), Citadel's securities brokerage subsidiary, as President and Chief Executive Officer in September 1993. Prior to joining Gateway, Mr. Condon served as General Manager of Wellpoint Life Insurance Company, a subsidiary of Blue Cross of California. Before that he was President and Chief Executive Officer of CalFed Investment Services, in charge of the development and sale of alternative investment products through the bank branch network.

  Ms. Cookmeyer joined Fidelity in April 1991. In her current capacity as Senior Vice President and Chief Administrative Officer, Ms. Cookmeyer manages the Human Resources, MIS, Administrative Services, Marketing, and Business Excellence functions Fidelity. Prior to joining Fidelity, she spent 17 years in management and human resources consulting with such firms as McKinsey & Company, Towers, Perin, Forster, and Crosby, and Coopers & Lybrand.

  Mr. Evans joined Fidelity as Senior Vice President and Senior Corporate Counsel in 1987 and in 1988 was appointed Senior Vice President and Senior Corporate and Regulatory Counsel to both Citadel and Fidelity. In November 1989, Mr. Evans was named General Counsel of Citadel. In December 1990, Mr. Evans became the Corporate Secretary of Citadel and Fidelity. Mr. Evans currently holds the title of Senior Vice President, General Counsel and Corporate Secretary of Fidelity and Citadel. From 1982 to 1987, he was an attorney with the law firm of Gibson, Dunn & Crutcher, practicing in the areas of corporate, thrift institution and securities law.

  Mr. Shih joined Fidelity in July 1991 as Vice President, Director of Corporate Development and Asset Liability Management. In December 1991, he was named Senior Vice President. Prior to joining Fidelity, Mr. Shih was a principal of Kesselman & Shih, a financial advisory firm, which he co-founded in 1990. From 1985 to 1990, Mr. Shih was a Vice President of First Interstate Bank, where he worked in the business analysis, internal consulting and financial analysis areas.

  Ms. Wulfe, a C.P.A., joined Fidelity and Citadel in 1989 as Vice President and Controller, and in 1991 she was name Senior Vice President. From 1987 to 1989, she was Vice President and Controller at Antelope Valley Savings and Loan Association. From 1977 to 1987, she was a CPA with the accounting firm of Grant Thornton, Accountants and Management Consultants, specializing in financial institutions.

ITEM 11. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth the compensation earned during the year ended December 31, 1993 by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 1993.

                                                                                 LONG TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                ----------------------------------------------  ------------
                                                                                 SECURITIES
                                                                                 UNDERLYING
                                                                   OTHER           STOCK
                                                                   ANNUAL         OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY       BONUS    COMPENSATION(1)    GRANTED   COMPENSATION(2)
- ---------------------------     ----     ------     --------   ---------------    -------   ---------------
Richard M. Greenwood            1993    $376,846    $50,000      $39,359(3)       20,000        $    0
 President and Chief            1992    $209,173          0       25,986(3)            0             0
 Executive Officer              1991         N/A        N/A        N/A              N/A            N/A

Walter H. Morris, Jr. (4)       1993    $178,500    $     0         0                0          $    0
 Executive Vice President       1992      87,500     15,000         0                0               0
 and Chief Lending Officer      1991         N/A        N/A        N/A              N/A            N/A

Andre S. W. Shih                1993    $134,847    $25,000         0                0          $    0
 Senior Vice President,         1992     125,000     19,500         0                0               0
 Treasurer and Acting Chief     1991      55,289          0         0                0               0
 Financial Officer

Frederick N. Bailard (4)        1993    $132,692    $     0         0                0          $1,171
 Senior Vice President, Real    1992      45,673      5,000         0                0               0
 Estate Asset Management        1991         N/A        N/A        N/A              N/A            N/A

Kirk S. Sellman (4)             1993    $137,308    $     0         0                0          $4,269
 Executive Vice President,      1992     125,000     15,000         0                0           3,351
 Retail Banking                 1991     115,500      5,563(5)      0                0               0

(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, if less.

(2) Consists of matching contributions under the Company's 401(k) Plan.

(3) When Mr. Greenwood was hired on June 3, 1992, the Company agreed to make him an interest free loan of $240,000 described below. The amount shown includes interest on such loan in 1993 of $9,984, an automobile allowance of $20,040, an excess group life insurance policy for which Fidelity paid premium in the amount of $2,345 and other benefits.

(4) Mr. Morris resigned March 18, 1994. Mr. Bailard resigned February 2, 1994. Mr. Sellman resigned January 3, 1994.

(5) Includes amounts earned under the Company's Management Incentive Compensation Plan (see "Employee Benefit Plans--Management Incentive Compensation Program") with respect to each year in question, even if payment was made in the following year.


STOCK OPTIONS

  On March 24, 1993, the Company granted to Mr. Greenwood a stock option to purchase 20,000 shares of Citadel common stock at a price of $21.90 per share. The Company granted no other stock options and no stock appreciation rights ("SARs") to executives or employees in 1993. The following table sets forth the stock options outstanding held by the named executives as of December 31, 1993. All options are exercisable. No SARs are outstanding.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL RALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                                    FOR OPTION TERM
                          ---------------------------------------------------------------   -----------------------------
                            NUMBER OF     PERCENT OF TOTAL
                            SECURITIES     OPTIONS/SARS
                            UNDERLYING      GRANTED TO
                           OPTIONS/SARS    EMPLOYEES IN         EXERCISE OR    EXPIRATION          5%           10%
    NAME                     GRANTED        FISCAL YEAR         BASE PRICE        DATE       $35.67/SHARE    $56.80/SHARE
- -----------------------    ------------   ----------------     ------------    ----------    ------------    ------------
Richard M. Greenwood          20,000            100%               $21.90          2003         $713,400      $1,136,000
Walter H. Morris, Jr.              0              0                    --            --              --              --
Andre S. W. Shih                   0              0                    --            --              --              --
Frederick N. Bailard               0              0                    --            --              --              --
Kirk S. Sellman                    0              0                    --            --              --              --

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES ACQUIRED                            OPTIONS/SARs AT FY-END(#)     OPTIONS/SARs AT FY-END(#)
NAME                             ON EXERCISE (#)     VALUE REALIZED ($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- --------------------------       ---------------     ------------------     -------------------------     -------------------------
Richard M. Greenwood                  N/A                    N/A                     20,000/0                        0(1)
Walter H. Morris, Jr.                  --                     --                        --                          --
Andre S. W. Shih                       --                     --                        --                          --
Frederick N. Bailard                   --                     --                        --                          --
Kirk S. Sellman                        --                     --                        --                          --

- ------------

(1) None of the options held by Mr. Greenwood are in-the-money.

RETIREMENT INCOME (DEFINED BENEFIT) PLAN

  The Company maintains a Retirement Income Plan which is a qualified, non-contributory defined benefit retirement plan. The Retirement Plan provides for monthly retirement payments or an actuarially equivalent lump sum to or on behalf of each covered employee or beneficiary upon retirement at age 65 or upon early retirement (i.e. the attainment of age 55 and the completion of 10 years of service) and, under certain circumstances, upon disability, death or other termination of employment, based upon the employee's average monthly compensation and the aggregate number of years of service.

  The following table illustrates approximate annual benefits payable at normal retirement age for various combinations of service and compensation:

                                              YEARS OF SERVICE
                                ------------------------------------------
 AVERAGE FINAL COMPENSATION       15       20       25       30       35
- -----------------------------   ------   ------   ------   ------   ------
 $ 50,000                       11,302   15,069   18,836   22,603   26,370
  100,000                       24,427   32,569   40,711   48,853   56,995
  150,000                       37,552   50,069   62,586   75,103   87,620
  200,000                       37,552   50,069   62,586   75,103   87,620
  250,000                       37,552   50,069   62,586   75,103   87,620
  300,000                       37,552   50,069   62,586   75,103   87,620
  350,000                       37,552   50,069   62,586   75,103   87,620
  400,000                       37,552   50,069   62,586   75,103   87,620


  Compensation under the Retirement Income Plan includes all regular pay, excluding overtime, commissions and bonuses, limited by IRC 401(a)(17) compensation limit ($150,000 for 1994). The benefit amounts listed above were computed on a 10-year certain and life basis, which is the normal form under the plan.

  The approximate years of credited service as of December 31, 1993 for each of the named executive officers are as follows:


      NAME                 SERVICE
- ---------------------      -------
Richard M. Greenwood       1 year
Walter H. Morris, Jr.      1 year
Andre S. W. Shih           2 years
Kirk S. Sellman            3 years
Frederick N. Bailard       1 year

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  Mr. Greenwood and the Company entered into a three-year employment agreement as of June 3, 1992, his date of hire. Mr. Greenwood's agreement with the Company provides for compensation during the first twelve months at the rate of $365,000 per year, increasing to $385,000 for the second twelve months and $415,000 for the third twelve months. In the event of termination by the Company other than for "cause", or by Mr. Greenwood for "cause", Mr. Greenwood would be entitled to receive, in addition to accrued benefits under any applicable benefits plans, an amount equal to the sum of (i) the balance of the amount which would have been paid to Mr. Greenwood had his employment continued through the remainder of the twelve month period in which such termination occurred and (ii) $365,000 if such termination occurs during the first twelve months, $385,000 if such termination occurs during the second twelve months, and $0 if such termination occurs during the third twelve months of his employment. In the event of an "Acquisition of Control" (as defined in the agreement) of the Company by any person other than Craig, Reading, Hecco Ventures I, Tucson Electric Power Company or any one or more of their respective affiliates, Mr. Greenwood would be entitled to receive additional severance compensation in the amount of $500,000 during the first twelve months of his employment, reducing to $250,000 and $0 for the second and third twelve months of his employment, respectively. This additional compensation is also payable in the event of termination without "cause" by Mr. Greenwood, or failure of the parties to enter into a new employment contract, following any such "Acquisition of Control." Mr. Greenwood is also entitled to participate in the Company's health, pension and bonus programs.

  In March 1993, the Board of Directors approved entering into severance agreements with Messrs. Sellman, Bailard and Morris under which the Company agreed to pay each of them a sum equal to one year's salary if they are discharged or effectively discharged following a "change in control" involving any person other than Craig, Reading, Hecco Ventures I, Tucson Electric Power Company or one or more of their respective affiliates. The Board of Directors approved entering into the same or similar agreements with approximately 16 other Company officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following are members of the Compensation Committees of Citadel and
Fidelity:

               Mr. James J. Cotter -- Citadel

               Mr. Mel Goldsmith -- Citadel and Fidelity

               Mr. Ralph B. Perry III -- Fidelity

               Mr. Alfred Villasenor, Jr. -- Citadel and Fidelity

  None of the Committee members are employees of Citadel or Fidelity, nor are they involved in any interlocking directorships. Mr. Perry is a member of a law firm that provides legal services to the Company. See Item 13. "Certain Relationships and Related Transactions--Attorneys' Fees." Mr. Greenwood serves in an advisory capacity to the Compensation Committees of Citadel and Fidelity.


COMPENSATION OF DIRECTORS

  Nonemployee directors are paid fees in the amount of a $23,000 annual retainer plus $1,000 for each board meeting and $850 for each committee meeting attended in person (or $300 in the case of telephonic meetings). In addition, Mr. Villasenor is paid $850 quarterly for his attendance at the Fidelity CRA Committee meetings. Committee chairmen who are not Company employees receive an additional $2,500 per year. For directors who fail to attend a meeting (unless excused for illness), the attendance fee for the ensuing 12 meetings is reduced by $100 per meeting. Failure to attend two or more meetings reduces the attendance fee by $250 per meeting for the ensuing 12 meetings.

  In December 1993, the Board increased Mr. Cotter's annual retainer to $100,000 retroactive to October 1991. Mr. Cotter receives no meeting fees in addition to the retainer and all annual retainers and meeting fees paid to Mr. Cotter since October 1991 were netted from payments due retroactively. As of December 1993, the net amount owed to Mr. Cotter under this new compensation arrangement was $117,525. The first quarterly installment of the 1994 annual retainer in the amount of $25,000 was paid on January 2, 1994.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 31, 1994, (i) the name of each person known to Citadel to be the beneficial owner of more than 5% of the outstanding Citadel Common Stock, (ii) the total number of shares of Citadel Common Stock beneficially owned by each such person and (iii) the percentage of all Citadel Common Stock outstanding held by each such person.

                                         AMOUNT AND
                                          NATURE OF
NAME AND ADDRESS OF                      BENEFICIAL       PERCENT OF
 BENEFICIAL OWNER                       OWNERSHIP(1)        CLASS
- -------------------                     ------------      ----------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109........       364,968(2)       5.53%
Vanguard/Windsor Fund, Inc.
  1300 Morris Drive
  Valley Forge, Pennsylvania 19482...       447,500(3)       6.78%
Craig Corporation
  116 North Robertson Boulevard
  Los Angeles, California 90048......       592,712(4)       8.99%
Dillon Investors, L.P.
  21 East State Street, Suite 1410
  Columbus, Ohio 43215...............       647,000(5)       9.81%

- ----------

(1) Except as otherwise indicated, the persons listed as beneficial owners of the shares have the sole voting and investment power with respect to such shares.


(2) As reported in a Schedule 13G dated February 11, 1994 filed by FMR Corp. FMR Corp. is the parent holding company of Fidelity Management & Research Company, an investment advisor to Fidelity Low-Priced Stock Fund (the "Fund"), which holds 364,968 shares or 5.53% of the outstanding shares of the Company. FMR does not have sole power to vote or direct the voting of shares held by the Fund, which power resides with the Fund's Board of Trustees.

(3) As reported in Amendment No. 6 to a Schedule 13G of Vanguard/Windsor Fund, Inc. dated February 2, 1994 and as otherwise advised by such stockholder. The Company is advised that Wellington Management Company acts as investment adviser to Vanguard/Windsor Fund, Inc.

(4) As reported in Amendment No. 10 dated October 19, 1993 to a Schedule 13D filed by Craig with respect to the Company and as otherwise advised by Craig. Pursuant to their application, Craig, Mr. Cotter and Reading (which is 47% owned by Craig) were in April of 1991 granted approval by the OTS, subject to certain conditions for one year, to acquire control of the Company and/or to increase, from time to time, their equity ownership in the Company. The OTS has extended the approval to April 23, 1994 and Craig, Mr. Cotter and Reading may apply for an extension beyond that date. Mr. Cotter is the Chairman of the Board and a principal stockholder of Craig, but disclaims any beneficial ownership of the Common Stock held by Craig.

(5) As reported in a Schedule 13D dated March 17, 1994 of Dillon Investors, L.P. ("DI"), Roderick H. Dillon, Jr., general partner of DI, Roderick H. Dillon, Jr.-IRA and Roderick H. Dillon, Jr.-Foundation. Mr. Dillon is a private investor with Dillon Capital Management Limited Partnership, an investment management firm. Mr. Dillon owns 10,000 shares of the Company (5,000 individually and 5,000 shares through his IRA) totaling .152% of the Company's outstanding shares (.076% individually and .076% through his IRA). The Roderick H. Dillon, Jr.-Foundation holds 2,000 shares or .030% of the outstanding shares of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the shares of Citadel Common Stock owned as of January 31, 1994 by all directors, each executive officer named in Item 10 and by the directors and executive officers of Citadel as a group as of December 31, 1993. Except as noted and subject to applicable community property and similar statues, the indicated beneficial owner of the shares has sole voting power and sole investment power.

                                      AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
- ------------------------              --------------------   ----------------
James J. Cotter......................      592,712(1)             8.99%
Richard M. Greenwood.................       20,000(2)               *
Donald R. Boulanger..................          201                  *
Peter W. Geiger......................           --                 --
Mel Goldsmith........................          603                  *
Ralph B. Perry III...................           --                 --
S. Craig Tompkins....................           --                 --
Zelbie Trogden.......................           --                 --
Alfred Villasenor, Jr................          900                  *
Walter H. Morris, Jr.................           --                 --
James E. Stutz.......................           --                 --
Kirk S. Sellman......................        2,027                  *
Steve Wesson.........................           --                 --
Frederick N. Bailard.................           --                 --
James F. Barnett III.................           --                 --
Robert P. Condon.....................           --                 --
Diana E. Cookmeyer...................           --                 --
Godfrey B. Evans.....................          300(2)               *
Andre S. W. Shih.....................           --                 --
Heidi Wulfe..........................           --                 --
All directors and executive officers
 as a group (20 persons).............      616,743(3)             9.35%

- ----------


(1) Mr. Cotter is the Chairman and a principal stockholder of Craig Corporation, which holds 592,712 shares of Citadel Common Stock. Mr. Cotter disclaims beneficial ownership of these shares.

(2) Represents shares subject to options granted by the Company.

(3) Includes 20,300 shares subject to options granted by the Company.

  * Represents less than one percent of the outstanding shares of Citadel Common Stock.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS BY FIDELITY

  Fidelity offers home loans to directors, officers and employees of the Company. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectibility. The loans are secured by real property and are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons. However, pursuant to the provisions of Fidelity's employee loan program which existed prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the interest rate generally charged was one-half percent less than the rate for comparable transactions with non-affiliated persons on fixed-rate loans and was one percent below the margin on adjustable-rate loans. In addition, employees generally do not pay loan fees or closing costs on their loans. The rate on these types of loans remains at the reduced level only for so long as the individual obtaining the loan continues to be employed by, or serves as a director of, the Company. Since the passage of FIRREA, Federal Reserve Board regulations applicable to savings institutions prohibit the making of preferential loans to directors and executive officers of Fidelity who perform policy-making functions. Accordingly, Fidelity no longer grants such loans to any director or any officer who influences corporate policy. Prior to the enactment of FIRREA, directors and executive officers with policy making functions could participate in Fidelity's employee loan program and to the extent they had loans outstanding on the effective date of FIRREA's enactment, such loans have grandfathered status.

                                HIGHEST               UNPAID
                           INDEBTEDNESS SINCE      BALANCE AS OF      INTEREST RATE AT       YEAR
NAME                       DECEMBER 31, 1992     DECEMBER 31, 1993   DECEMBER 31, 1993       MADE
- ----                       ------------------    -----------------   -----------------       ----
Godfrey B. Evans               $198,221            $194,416            5.103%                1987
Godfrey B. Evans               $ 77,971            $ 76,950            7.0%                  1989
S. Craig Tompkins              $650,000(1)         $646,430            7.75%                 1993

- ----------

(1) This loan was sold to Residential Funding Corporation post-origination and Fidelity continues to service the loan.

CITADEL LOAN TO CEO

As part of Mr. Greenwood's compensation package, Citadel extended an interest-free loan to Mr. Greenwood in the amount of $240,000, payable on demand. The loan was made principally to refinance a loan extended to Mr. Greenwood by his previous employer, and Citadel agreed to reimburse Mr. Greenwood for interest accrued on such refinanced loan in the amount of $8,965 from the date of his employment with Citadel until the new loan was made on October 27, 1992. Interest on such loan in the amount of $9,942 was imputed to Mr. Greenwood in fiscal 1993.

ATTORNEYS' FEES

Graven Perry Block Brody & Qualls performs legal services for the Company from time to time. The Company paid that firm approximately $157,146 for such legal services performed during 1993 and costs related thereto. Mr. Perry, a director of the Company, is a partner of that firm. Prior to joining the Company's Board of Directors in March 1993, Mr. Tompkins was a partner at Gibson, Dunn & Crutcher, acting as outside legal counsel to the Company.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's stock to file reports of ownership and changes in ownership with the Securities Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those person, the Company believes that during the year ending December 31, 1993, its officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HAS DULY CAUSED THIS AMENDMENT TO REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                         CITADEL HOLDING CORPORATION


                                         By  /S/   GODFREY B. EVANS
                                           ------------------------------------
                                                   Godfrey B. Evans
                                                Senior Vice President,
                                          General Counsel & Corporate Secretary

PROXY                                                          PRELIMINARY COPY

- --------------------------------------------------------------------------------
                                     PROXY
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF CITADEL HOLDING CORPORATION
                    For the Annual Meeting of Stockholders
                               December 12, 1994

     The undersigned stockholder of Citadel Holding Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated November 11,1994, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints Steve Wesson, James J. Cotter and S. Craig Tompkins, and each of them (each with full power of substitution and with full power to act without the others and if two or more of them act hereunder, by action of a majority of them), the proxies of the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held December 12, 1994 at 10:00 a.m. (Los Angeles time) at the Four Seasons Hotel, 300 S. Doheny Drive, Beverly Hills, California, and at any adjournment and postponement thereof.

     This proxy will be voted as directed by the undersigned below; where no choice is specified, it will be voted FOR Proposal 1 and Proposal 2 below and in the discretion of the proxies in the matters described in Proposal 3.

     The Board of Directors recommends a vote FOR Proposal 1.

1.   ELECTION OF DIRECTORS:  [_] FOR all nominee listed   [_] WITHHOLD AUTHORITY
                                 below (except as marked      to vote for all
                                 to the contrary below)       nominees listed
                                                              below

INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below:

                          James J. Cotter
                          Steve Wesson
                          S. Craig Tompkins
                          Peter W. Gieger
                          Alfred Villasenor, Jr.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     The Board of Directors recommends a vote FOR Proposal 2.

     2. To adopt the Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.

1. AMENDMENT OF        [_] FOR             [_] WITHHOLD AUTHORITY
   CERTIFICATE OF
   INCORPORATION

     3. To vote upon any other matter as may properly come before the meeting or any adjournment or postponement thereof. Management is not aware of any other matter that will be presented for action at the meeting.

(Please sign and date this Proxy and return it in the enclosed envelope.)

                                     DATED: ___________________, 1994

                                     _____________________________________

                                     _____________________________________

                                     Please sign exactly as name appears hereon.
                                     If the stock is registered in the name of two or more persons, each should sign.
                                     When signing as an executor, administrator, trustee, guardian, attorney, or corporate officer, please add your full title as such.

                                     COMMENTS: (Change of address)

                                     _____________________________________

                                     _____________________________________

                                     _____________________________________

                                     _____________________________________

- --------------------------------------------------------------------------------